Fund Name
DWS EAFE EQUITY INDEX FUND
Additional holdings of the securities
of its regular brokers or dealers or
of their parents that derive more than
15% of gross revenues from
securities-related activities
(item # 25)

Name of Regular Broker or Dealer of Parent (Issuer)
 IRS
Number
Type of Security Owned D=debt
E=equity
 Value of any
Securities owned at
end of current
period ($000's
omitted)




Mediobanca SpA

Equity

181
Mediolanum SpA

Equity

47
Mitsubishi Estate Co., Ltd.

Equity

619
Mitsubishi UFJ Financial Group, Inc.

Equity

2,010
Mitsubishi UFJ Lease & Finance Co., Ltd.

Equity

57
Mitsui Fudosan Co., Ltd.

Equity

453
Mitsui Sumitomo Insurance Group Holdings, Inc.

Equity
                      350
Mizuho Financial Group, Inc.

Equity

798
Mizuho Securities Co., Ltd.

Equity

57
Mizuho Trust & Banking Co., Ltd.

Equity

45
Muenchener Rueckversicherungs-Gesellschaft AG

Equity

1,004
National Australia Bank Ltd.

Equity

1,664
National Bank of Greece SA

Equity

506
Natixis

Equity

142
New World Development Co., Ltd.

Equity

167
NIPPONKOA Insurance Co., Ltd.

Equity

119
Nishi-Nippon City Bank Ltd.

Equity

54
Nissay Dowa General Insurance Co., Ltd.

Equity

29
Nomura Holdings, Inc.

Equity

858
Nomura Real Estate Holdings, Inc.

Equity

46
Nordea Bank AB

Equity

1,068
NTT Urban Development Corp.

Equity

26
Old Mutual PLC

Equity

300
ORIX Corp.

Equity

231
Oversea-Chinese Banking Corp., Ltd.

Equity

534
Pargesa Holding SA

Equity

77
Piraeus Bank SA

Equity

115
Pohjola Bank PLC

Equity

49
Prudential PLC

Equity

839
QBE Insurance Group Ltd.

Equity

754
Raiffeisen International Bank-Holding AG

Equity

97
Resolution Ltd.

Equity
                      114
Resona Holdings, Inc.

Equity

161
Royal Bank of Scotland Group PLC

Equity

261
RSA Insurance Group PLC

Equity

218
Sampo Oyj

Equity

333
Sapporo Hokuyo Holdings, Inc.

Equity

39
Schroders PLC

Equity

82
SCOR SE

Equity

137
Senshu Ikeda Holdings, Inc.

Equity
                        57
Seven Bank Ltd.

Equity

36
Shinsei Bank Ltd.

Equity

33
Singapore Exchange Ltd.

Equity

165
Sino Land Co., Ltd.

Equity

107
Skandinaviska Enskilda Banken AB

Equity

305
Societe Generale

Equity

1,420
Sompo Japan Insurance, Inc.

Equity

185
Sony Financial Holdings, Inc.

Equity
                        70
Standard Chartered PLC

Equity

1,643
Standard Life PLC

Equity

250
Sumitomo Mitsui Financial Group, Inc.

Equity

852
Sumitomo Realty & Development Co., Ltd.

Equity

344
Sumitomo Trust & Banking Co., Ltd.

Equity

224
Sun Hung Kai Properties Ltd.

Equity

687
Suncorp-Metway Ltd.

Equity

317
Svenska Handelsbanken AB

Equity

457
Swedbank AB

Equity

198
Swiss Life Holding AG

Equity

119
Swiss Reinsurance Co., Ltd.

Equity

540
T&D Holdings, Inc.

Equity

188
The 77 Bank Ltd.

Equity

58
The Bank of Kyoto Ltd.

Equity

81
The Bank of Yokohama Ltd.

Equity

181
The Chiba Bank Ltd.

Equity

149
The Chugoku Bank Ltd.

Equity

74
The Gunma Bank Ltd.

Equity

66
The Hachijuni Bank Ltd.

Equity

77
The Hiroshima Bank Ltd.

Equity

61
The Iyo Bank Ltd.

Equity

65
The Joyo Bank Ltd.

Equity

84
The Shizuoka Bank Ltd.

Equity

173
The Suruga Bank Ltd.

Equity

61
Tokio Marine Holdings, Inc.

Equity

643
Tokyo Tatemono Co., Ltd.

Equity

34
Tokyu Land Corp.

Equity

59
Topdanmark AS

Equity

63
Trygvesta AS

Equity

50
UBI Banca - Unione di Banche Italiane ScpA

Equity

270
UBS AG

Equity

1,784
UniCredit SpA

Equity

1,547
Unipol Gruppo Finanziario SpA

Equity

33
United Overseas Bank Ltd.

Equity

549
UOL Group Ltd.

Equity

47
Vienna Insurance Group

Equity

69
Westpac Banking Corp.

Equity

2,215
Wheelock & Co., Ltd.

Equity

92
Wing Hang Bank Ltd.

Equity

56
Yamaguchi Financial Group, Inc.

Equity

65
Zurich Financial Services AG

Equity

1,045